As filed with the Securities and Exchange Commission on July 17,
1997


Registration No. ______________


==============================================================



SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549



FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________



ROYAL CASINO GROUP INC.

(Exact name of registrant as specified in its charter)



                   Utah
                                         95-4091368

   (State or other jurisdiction of
              (IRS Employer Identification No.)

   Incorporation or organization)



152 Sherman St.

         Deadwood,  SD                              57732


                                           (Address of principal
executive offices)            (Zip Code)

_______________________



Consulting/Compensation Plan

(Full title of plan)

_______________________



Jon F. Elliott

Royal Casino Group Inc.

152 Sherman St.

Deadwood SD  57732

(Name and address of agent for service)

______________________________



(605)  578-1299

(Telephone number, including area code, of agent of service)

______________________________



Copy to:

Roderick H. Powell III, Esq.

684 Higuera Street, Suite C

San Luis Obispo,  CA  93401-3511

(805) 	541-5100







CALCULATION OF REGISTRATION FEE




Proposed           Proposed

Title of                                               Maximum
        Maximum

Securities To      Amount To             Offering Price
Aggregate              Amount of

Be Registered    Be Registered(1)    Per share(3)      Offering
Price(3)    Registration fee



Common Stock

($0.01 par value

per share)              500,000(2)              $0.60
  $300,000             $  103.45





(1) Pursuant to Rule 416, the number of shares registered shall be adjusted to include any additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of stock options, and anti-dilutions adjustments to the amount of shares of Common Stock issuable pursuant to stock options exercised thereafter.



(2) Represents 500,000 to be issued pursuant to the informal consulting/compensation plan of Registrant and includes re-offers of such shares.



(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h), based upon the average of the bid and asked price of Common Stock on June
27, 1997.


=================================================================
==











































PART I



INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1.	Plan information.

		Omitted as Permitted.



Item 2.	Registrant information and Employee Plan Annual
Information.

		Not applicable.



PART II



INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.	Incorporation of Documents by Reference



	The following documents filed with the Securities and Exchange Commission (the "Commission") by ROYAL CASINO GROUP INC. (the
"Company) are incorporated herein by reference:



		(a) The Company's Annual Report on Form 10-K for the fiscal
year 	ended 			July 31, 1996 filed pursuant to Section 13(a) or
15(d) of the Securities 				Exchange Act of 1934, as amended
("Exchange Act").

		(b)  All other reports filed by the Company pursuant to
Section 13(a) or 				15(d) of the Exchange Act since the end of
the Company's fiscal year 				ended July 31, 1996.



All reports or other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such reports or documents.



Although the Company's financial statements for the nine months ended April

30, 1997 have not been audited by Arthur Andersen LLP, they have informed the
                        Company that if the current cash flow
and liquidity problems continue to exist at the time of their audit of the financial statements for the year ended July 31, 1997, their report on those statements will include an explanatory fourth paragraph because of substantial doubt about the Company's ability to continue as a going concern.



Item 4.	Description of Securities.



	Not applicable.









Item 5.	Interests of Named Experts and Counsel



	Not applicable.



Item 6.	Indemnification of Directors and Officers.



	The Company's Bylaws provide for indemnification (to the full extent permitted by law) of directors, officers, and other agents of the Company against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer, director, or agent of the Company.



Item 7.	Exemption from Registration Claimed.



	Not applicable.



Item 8.	Exhibits



	1.  Opinion and consent of Roderick H. Powell III, Esq.



	2.  Consent of  Roderick H. Powell III, Esq.

	     (included in Exhibit 1)



	3.  Consent of  Arthur Andersen. LLP



	4.  Power of Attorney (Page 6 of this Registration Statement)



Item 9.	Undertakings



	(a)	The undersigned registrant hereby undertakes:



		(1) To file, during any period in which offers or sales are
being made, a 				post effective amendment to this registration
statement:



			(I) to include any prospectus required by Section 10(a)(3) of
the 					Securities Act of 1933, as amended (the "Securities
Act");



			(ii) to reflect in the prospectus any facts or events arising
after the 					effective date of this registration statement (or
the most recent 					post-effective amendment thereof) which,
individually or in the 					aggregate, represent a fundamental
change in the information set 					forth in the registration
statement; and



			(iii) to include any material information with respect to the
plan of 					distribution not previously disclosed in the
registration statement or 				           any material change to
such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a) (1) (ii)
shall not apply 		to information required to be included in a
post-effective amendment by 		those paragraphs which are
contained in periodic reports filed by the 		registrant pursuant
to Section 13 or Section 15(d) of the Exchange Act 		that are
incorporated by reference in this registration statement.



		(2) That, for the purpose of determining any liability under
the Securities 				Act, each such port-effective amendment shall
be deemed to be a new 				registration statement relating to the
securities offered therein and the 				offering of such
securities at that time shall be deemed to be the initial
				bona-fide offering thereof.



		(3)  To remove from registration by means of a post-effective
amendment 				any of the securities being registered which
remain unsold at the 					termination of the offering.



	(b)	The undersigned registrant hereby undertakes that, for the
purposes of 				determining any liability under the Securities
Act, each filing of the 					registrant's annual report pursuant
to Section 13(a) or Section15(d) of the 			     	Exchange Act
that is incorporated by reference in this registration statement
			shall be deemed to be a new registration statement relating
to the Securities 			offered therein, and the offering of such
securities at that time shall be deemed 			to be the initial
bona-fide offering thereof.



	(c)	Insofar as indemnification for liabilities arising under
the Securities Act may be 			permitted to directors, officers
and controlling persons of the registrant pursuant 			to the
provisions of Item 6 of this registration statement, or
otherwise, the 				registrant has been advised that in the
opinion of the Commission such 				indemnification is against
public policy as expressed in the Securities Act and is,
			therefore, unenforceable.  In the event that a claim for
indemnification against 			such liabilities (other than the
payment by the registrant of expenses incurred or 			paid by a
director, officer or controlling person of the registrant in the
successful 			defense of any action, suit or proceeding) is
asserted by such director, officer or 			controlling person in
connection with the securities being registered, the
				registrant will, unless in the opinion of its counsel the
matter has been settled by 			controlling precedent, submit to a
court of appropriate jurisdiction the question 			whether such
indemnification by it is against public policy as expressed in
the 			Securities Act and will be governed by the final
adjudication of such issue.

















SIGNATURES





	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deadwood, State of South Dakota, on June 24, 1997



ROYAL CASINO GROUP INC.





                                          By:______/s/ Jon F.
Elliott___________________________

                                               Jon F. Elliott,
Chairman, President/Chief Executive Officer


    & Chief Financial Officer







POWER OF ATTORNEY



	Each person in so signing also makes, constitutes and appoints Jon F. Elliott and Roderick H. Powell III and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therein, with the Securities and Exchange Commission.



	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





Signature
Title                                                 Date







__/s/ Jon F. Elliott    ______              Chairman
(President/Chief               June 27, 1997

Jon F. Elliott                                       Executive
Officer/Chief Financial


Officer) and Director







__/s/ Larry C. Close_______             Vice President and
Director            June 27, 1997

Larry C. Close







INDEX TO EXHIBITS





EXHIBIT
                                                 PAGE



       1		Opinion and Consent of Roderick H. Powell III, Esq.
                 8



       2   	Consent of Roderick H. Powell III, Esq.
                           8

 		(Included in Exhibit 1)



       3		Consent of  Arthur Andersen, LLP
                          9



       4		Power of Attorney (page 6 of this Registration
                      6

		Statement)































































RODERICK H. POWELL III

Attorney at Law



684 Higuera Street,  Suite C

San Luis Obispo,  CA  93401-3511

(805)  541-5100

(805)  541-5149 FAX



July 17, 1997



Royal Casino Group Inc.

152 Sherman Street

Deadwood, South Dakota 57732



                                                           RE:
Registration Statement on Form S-8



Gentlemen:



	At your request, we have examined the Registration Statement on Form S-8, together with exhibits thereto, to be filed by you relating to the registration of 500,000 shares of common stock, $0.001 par value per share (the "Common Stock"), issuable in connection with Royal Casino Group Inc., a Utah Corporation (the
"Company") Consulting/Compensation plan ("Plan"). We are familiar with the proceedings taken, and to be taken, by the Company in connection with the issuance of shares of Common
Stock under the Plan and authorization of such issuance thereunder, and have examined such documents and such questions of law and fact as we deem necessary in order to express the opinion hereinafter stated.



	Based on the foregoing, it is our opinion that the shares of Common Stock of the Company to be issued pursuant to the Plan have been duly authorized, and that such Common Stock, when issued in accordance with the terms of the Plan, will be legally and validly issued, fully paid and nonassessable.



	We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement .



						Very truly yours,







RODERICK H. POWELL III

















     Exhibit 3







CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







	As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 25, 1996, included in Royal Casino Group Inc.'s Form 10-K for the year ended July 31, 1996, and to all references to our Firm included in this Registration Statement.









							ARTHUR ANDERSEN LLP







Minneapolis, Minnesota

      July 15, 1997